EXHIBIT 11:

                      OPINION AND CONSENT OF
                JORDEN BURT BERENSON & JOHNSON LLP
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                         October 10, 1995


The Rushmore Fund, Inc.
4922 Fairmont Avenue
Bethesda, Maryland  20814

     Re:  The Rushmore Fund, Inc.
          Registration Statement/Proxy Statement on Form N-14

Ladies and Gentlemen:

     This opinion is furnished in connection with the registra-tion under the Securities Act of 1933, as amended, of shares (the "Shares") of The Rushmore Fund, Inc. (the "Fund"), an open-end, diversified management investment company under the Investment Company Act of 1940 whose Shares are the subject of a Registration Statement/Proxy Statement on Form N-14 to be filed with the Securities and Exchange Commission (the "Commission") in connection with the proposed reorganization of the Rushmore U.S. Government Intermediate-Term Securities Portfolio into the Rushmore U.S. Government Long-Term Securities Portfolio (the "Reorganization").

     In rendering our opinion, we have examined such documents, records, and matters of law as we deemed necessary for purposes of this opinion, including the Registration Statement/Proxy Stat-ement on Form N-14, the Fund's Articles of Incorporation, the Fund's By-Laws, and the proceedings of the Fund's Board of Direc-tors. We have assumed the genuineness of all signatures of all parties, the authenticity of all documents submitted as origi-nals, the correctness of all copies, the correctness of all facts set forth in the certificates delivered to us, and the correct-ness of all written or oral statements made to us.

     Based upon and subject to the foregoing, it is our opinion that the Shares that will be issued by the Fund in connection with the Reorganization, when sold, will be legally issued, fully paid, and nonassessable.

     Our opinion is rendered solely in connection with the Regis-tration Statement/Proxy Statement on Form N-14 under which the Shares will be registered and may not be relied upon for any oth-er purposes without our written consent first had and obtained. We hereby consent to the use of this opinion as an exhibit to such Registration Statement/Proxy Statement and to our being named under the "Legal Matters" section therein.

                                        Sincerely,


                                        /s/JORDEN BURT BERENSON &
JOHNSON LLP
                                        JORDEN  BURT  BERENSON  &
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JOHNSON LLP
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